SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2010
HFF, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-33280 (Commission File Number)	51-0610340 (I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 600
Pittsburgh, Pennsylvania 15219
(412) 281-8714
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
Signature
EXHIBIT INDEX
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2010, the Board of Directors (the “Board”) of HFF, Inc. (the “Company”) elected Steven E. Wheeler as a Class I director of the Board. Mr. Wheeler was named to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. In addition, on March 4, 2010, the Company was notified by John Z. Kukral that he would not stand for re-election as a Class I director at the 2010 annual meeting of the Company’s stockholders due to other business commitments. A copy of the press release of the Company announcing these developments is attached as Exhibit 99.1 and is incorporated herein by reference.
The Board has determined that Mr. Wheeler is independent under the New York Stock Exchange listing standards. There is no arrangement or understanding between Mr. Wheeler and any other person pursuant to which Mr. Wheeler was elected as a director, and there are no related party transactions involving Mr. Wheeler that are reportable under Item 404(a) of Regulation S-K.
Mr. Wheeler will receive compensation for his service as a nonemployee director pursuant to the Company’s director compensation policy for nonemployee directors. Under this policy, each outside director is paid a base annual retainer of $50,000 and receives an annual grant of restricted stock units based on the Company’s Class A common stock with a market value of $40,000 on the grant date. In addition, each newly-elected outside director receives an initial election grant of options to purchase shares of our Class A common stock with a Black-Scholes (or similar valuation method) value of $30,000, which will vest annually over three years. In accordance with this policy, on March 4, 2010 Mr. Wheeler was granted options to purchase 6,494 shares of the Company’s Class A common stock, which vest annually over three years, pursuant to the terms and conditions of the Company’s 2006 Omnibus Incentive Compensation Plan.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release, dated March 5, 2010, announcing the election of Steven E. Wheeler to the Board of Directors of HFF, Inc., the notification by John Z. Kukral that he will not stand for re-election to the Board of Directors of HFF, Inc. and the election of Deborah H. McAneny as lead independent director of the Board of Directors of HFF, Inc.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HFF, INC.
Dated: March 5, 2010	By:	/s/ Gregory R. Conley
Gregory R. Conley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 5, 2010, announcing the election of Steven E. Wheeler to the Board of Directors of HFF, Inc., the notification by John Z. Kukral that he will not stand for re-election to the Board of Directors of HFF, Inc. and the election of Deborah H. McAneny as lead independent director of the Board of Directors of HFF, Inc.